EXHIBIT 3.2

              CERTIFICATE OF AMENDMENT OF ARTICLE OF INCORPORATION
                                       OF
                             "E-BIZ" SOLUTIONS, INC.

         Pursuant to NRS 78.385 and 78.390, the undersigned President and Secretary of "E-Biz" Solutions, Inc. do hereby certify:

         That the following amendments to the articles of incorporation were unanimously approved by the Board of Directors of said corporation by written consent in lieu of a special meeting of the Board of Directors dated March 11, 1998 and by a majority of the outstanding shares entitled to vote.

         Article I is hereby amended to read as follows:

         The exact name of this Corporation is Jaws Technologies, Inc.

         This Certificate of Amendment to the Articles of Incorporation may be signed in two or more counterparts.

                                             /s/  Robert Kubbernus
                                             ----------------------------
                                             Robert Kubbernus, President

                                             /s/  Timothy Delaney
                                             ----------------------------
                                             Timothy Delaney, Secretary

Province of Alberta       )
                          )ss.
City of Calgary           )

On the 23rd day of March, 1998, personally appeared before me, a Notary Public, Robert Kubbernus, President of the above mentioned Corporation, who acknowledged that he executed the above instrument.

                                             /s/  David M. Bickman
                                             ----------------------------
                                             Signature of Notary

(Notary stamp or seal)

Province of British Columbia      )
                                  )ss.
City of Delta                     )

On the 25th day of March, 1998, personally appeared before me, a Notary Public, Robert Kubbernus, President of the above mentioned Corporation, who acknowledged that he executed the above instrument.